SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2019

Predictive Oncology Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36790	83-4360734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement

Sale of Promissory Note and Repayment of Previous Note. Effective as of September 27, 2019 (the “Effective Date”), Predictive Oncology Inc. (the “Company,” “we,” or “our”) entered into a Securities Purchase Agreement with Oasis Capital, LLC (“Oasis”) (the “Investor”). Pursuant to the Securities Purchase Agreement, as of September 27, 2019, the Company issued a promissory note to the Investor (the “Oasis Note”) in the original principal amount of $847,500 in exchange for an investment of $700,000. Pursuant to a Security Agreement between the Company and the Investor (the “Security Agreement”), the Company has granted to the Investor a security interest in its assets to secure repayment of the Note. As additional consideration for the investment, the Company issued an aggregate 88,574 shares of its common stock (the “Inducement Shares”) to the Investor plus a warrant (the “Warrant”) to acquire up to 682,368 shares of the Company’s common stock at an exercise price of $0.6210 per share. The warrant is exercisable beginning on the sixth month anniversary of the Effective Date through the fifth-year anniversary thereof. The Investor has piggyback registration rights with respect to the Inducement Shares. The maturity date of the Note is six months from the Effective Date. The Note accrues interest at a rate of 8% per annum (with six months of interest guaranteed). The Note may be prepaid with a prepayment penalty of 20%.

Also, on September 27, 2019, the Company used a portion of the proceeds from the sale of the Note to repay the remaining balance of its secured note held by Peak One Investments, LLC (“Peak One”) in the amount of $478,590.

Amendment to and Extension of Promissory Note. On September 27, 2019, the Company entered into an amendment to the Amended and Restated Senior Secured Promissory Note dated September 28, 2018 and amended restated as of February 7, 2019 issued to L2 Capital, LLC (the “L2 Note”). Under the amendment, the maturity date of the L2 Note was extended from September 28, 2019 to December 31, 2019. In exchange for such extension, the outstanding principal amount of the L2 Note was increased by $120,000, such that, as of the effective date of the amendment, the outstanding principal amount owed under the Note is $1,789,104. Under the amendment, through October 15, 2019, the holder waived its rights under the Note to have the Note repaid from the proceeds of any financing consummated by the Company. In exchange for such waiver, the Company issued 150,000 shares of common stock (the “Waiver Shares”) to the holder.

Documents. The foregoing description of each of the Securities Purchase Agreement, the Note, the Warrant, the Security Agreement and the amendment to the L2 Note is qualified in its entirety by reference thereto, which are filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10. to this Current Report, and are incorporated herein by reference. On September 30, 2019, the Company issued a press release regarding the issuance of the Oasis Note, the repayment of the Peak One note and the amendment to the L2 Note, a copy of which is filed herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. Neither the Inducement Shares, the Waiver Shares nor the Oasis Note were registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities has not and will not involve a public offering.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Common Stock Purchase Warrant issued to Oasis Capital, LLC dated September 27, 2019

10.1	Securities Purchase Agreement by and between the Company and Oasis Capital, LLC dated September 27, 2019

10.2	Senior Secured Promissory Note issued to Oasis Capital, LLC dated September 27, 2019

10.3	Security Agreement by and between the Company and Oasis Capital, LLC dated September 27, 2019

10.4	Amendment No. 1 dated September 27, 2019 to Amended and Restated Senior Secured Promissory Note issued to L2 Capital, LLC

99.1	Press Release dated September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2019

PREDICTIVE ONCOLOGY INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Common Stock Purchase Warrant issued to Oasis Capital, LLC dated September 27, 2019

10.1	Securities Purchase Agreement by and between the Company and Oasis Capital, LLC dated September 27, 2019

10.2	Senior Secured Promissory Note issued to Oasis Capital, LLC dated September 27, 2019

10.3	Security Agreement by and between the Company and Oasis Capital, LLC dated September 27, 2019

10.4	Amendment No. 1 dated September 27, 2019 to Amended and Restated Senior Secured Promissory Note issued to L2 Capital, LLC

99.1	Press Release dated September 30, 2019